                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          NEW JERSEY STEEL CORPORATION

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of New Jersey Steel Corporation, a Delaware corporation (the "Company") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                         PNC BANK, NATIONAL ASSOCIATION
                        C/O FIRST CITY TRANSFER COMPANY

          BY MAIL:                     BY FACSIMILE:           BY HAND/OVERNIGHT COURIER:

                                (For Eligible Institutions
                                           Only)
                                      (732) 906-9269           505 Thornall Street, Suite
        P.O. Box 170                CONFIRM TELEPHONE:                     303
      Iselin, NJ 08830            (732) 906-9227 ext. 15            Edison, NJ 08837

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Co-Steel Merger Corporation, a Delaware corporation (the "Purchaser") which is an indirect wholly-owned subsidiary of Co-Steel Inc., a Canadian corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

Number of Shares                                        Name(s) of Record Holder(s)
Certificate Nos. (if available)
                                                               PLEASE PRINT
If the Shares will be tendered by book-entry   Address(es)
transfer through The Depository Trust Company
("DTC") check the box / /
                                               Daytime Area Code and Tel. No.:
DTC Account Number:
Dated:                                         Signature(s):

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________
Authorized Signature: __________________________________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
                                   (Zip Code)
Area Code and Telephone Number: ________________________________________________
Date: __________________, 199___

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3